EXHIBIT 23.1
                                                                    ------------



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-82298, 333-34533, 333-50402, 333-67058 and 333-109554 of MacroChem
Corporation on Form S-3 and Registration Statement Nos. 33-48876, 33-85812, 333-28967, and 333-67080 of MacroChem Corporation on Form S-8 of our report dated March 26, 2004, incorporated by reference in this Amendment to Form 10-K of MacroChem Corporation for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
May 11, 2004